Exhibit 99.1

Envestnet Reports Fourth Quarter and Full Year 2017 Financial Results

Chicago, IL — February 22,  2018 — Envestnet (NYSE: ENV), a  leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for its quarter and year ended December 31, 2017.

	Three Months Ended			Year Ended
Key Financial Metrics (unaudited)	December 31,		%	December 31,		%
(in millions except per share data)	2017	2016	Change	2017	2016	Change
GAAP:
Total Revenues	$182.9	$155.5	18%	$683.7	$578.2	18%
Net Income (Loss)	17.6	(32.6)	n/m	(3.3)	(55.6)	(94%)
Net Income (loss) per Diluted Share	$ 0.38	$ (0.75)	n/m	$ (0.08)	$ (1.30)	(94%)

Non-GAAP:
Adjusted Revenues(1)	$182.9	$156.0	17%	$683.8	$579.4	18%
Adjusted EBITDA(1)	38.7	30.4	27%	128.9	99.4	30%
Adjusted Net Income(1)	18.7	14.2	32%	60.6	43.6	39%
Adjusted Net Income per Diluted Share(1)	$ 0.40	$ 0.32	25%	$ 1.31	$ 0.98	34%

n/m – Not meaningful

“The fourth quarter completed a year of solid organic growth in revenue, adjusted EBITDA and earnings for Envestnet, driven by strong execution and a healthy market environment,” said Jud Bergman, Chairman and CEO. “As we begin 2018, we are focused on integrating FolioDynamix’s customers and employees. And, we continue to pursue our advice- and data- centric strategy to drive adoption of our wealth management and financial wellness platforms.”

“We see significant growth opportunities to establish Envestnet as the premier operating system for financial wellness, enabling better outcomes for a network of enterprises, advisors and clients,” concluded Mr. Bergman.

Financial Results for the Fourth Quarter of 2017 Compared to the Fourth Quarter of 2016:

Total revenues increased 18%  to $182.9 million in the three months ended December 31, 2017 from $155.5 million in the three months ended December 31, 2016.  Asset-based revenues, which were 61% and 60% of total revenues for the fourth quarter of 2017 and 2016, respectively, increased 18% from the prior year period. Subscription and licensing revenues increased 17% from the prior year period.

Total operating expenses for the fourth quarter of 2017 increased 7% to $170.2 million from $158.5 million in the prior year period. Cost of revenues increased 20% to $58.0 million for the fourth quarter of 2017 from $48.3 million for the fourth quarter of 2016. Compensation and benefits increased 7% to $65.3 million for the fourth quarter of 2017 from $61.0 million for the prior year period. Compensation and benefits were 36% of total revenues for the fourth quarter of 2017, compared to 39% for the prior year period. General and administration expenses decreased 12% to  $30.8 million for the fourth quarter of 2017 from  $35.2 million for the prior year period. General and administrative expenses were 17% of total revenues for the fourth quarter of 2017 compared to 23% for the prior year period.

Income  from operations was $12.7 million for the fourth quarter of 2017 compared to a loss of $3.1 million for the fourth quarter of 2016. Net income attributable to Envestnet, Inc. was $17.6 million, or $0.38 per diluted share, for the fourth quarter of 2017 compared to  a loss of $32.6 million, or a loss of $0.75 per diluted share, for the fourth quarter of 2016.

Adjusted Revenues(1) for the fourth quarter of 2017 increased 17% to $182.9 million from $156.0 million for the prior year period. Adjusted EBITDA(1) for the fourth quarter of 2017 increased 27% to $38.7 million from $30.4 million for the prior year period. Adjusted Net Income(1) increased 32% for the fourth quarter of 2017 to $18.7 million from $14.2 million for the prior year period. Adjusted Net Income per

Diluted Share(1) for the fourth quarter of 2017 increased 25% to $0.40 from $0.32 in the fourth quarter of 2016.

The above results are unaudited and could change in connection with the completion of the audit of our full year financial statements.

FolioDynamix Acquisition

On January 2, 2018, Envestnet (“the Company”) completed its acquisition of FolioDynamix. In connection with the acquisition, Envestnet paid $195 million in cash for all the outstanding shares of FolioDynamix, subject to certain closing and post-closing adjustments, using a combination of cash on the Company’s balance sheet and borrowings under its revolving credit facility. As a standalone firm, the FolioDynamix platform supported approximately 28,000 advisors, 3.2 million accounts and $899 billion in assets  as of December 31, 2017. FolioDynamix’s expected contribution to Envestnet’s 2018 financial results is included in the Outlook section below.

Recent Accounting Pronouncements

Effective January 1, 2018, Envestnet adopted ASU 2014-09, “Revenue from Contracts with Customers,” using the modified retrospective method. The new rules impact the accounting for revenue, as well as the costs to obtain customer contracts. While most of the changes in revenue and expense recognition will be immaterial to Envestnet’s financial results,  revenues and cost of revenues will be lower under the new rules, beginning in the first quarter of 2018, due to the treatment of certain third party fees. The expected financial impact from these changes in accounting principles is included in the Outlook section below.

Income Taxes

On December 22, 2017, the Tax Cuts and Jobs Act was signed into law in the US. The provisions of the new tax law that are effective during 2017 do not have a material impact on Envestnet’s financial statements due to a valuation allowance on our U.S. temporary differences. From a cash tax perspective, we also do not anticipate a material impact as a result of the new tax law due to the use of foreign tax credits and net operating losses.  For 2017, we will pay foreign income tax and in the U.S. alternative minimum tax and state income tax.

For purposes of calculating and reporting adjusted net income and adjusted net income per share, we are reducing our estimated normalized effective tax rate from 40% to 27% beginning in 2018. This reflects the new 21% federal statutory rate and an incremental 6% for state taxes. The expected financial impact of this change in assumption is included in the Outlook section below.

Outlook

The Company provided the following outlook for the first quarter ended March 31, 2018 and full year ending December 31, 2018. This outlook is based on the market value of assets on December 31, 2017. As noted above, it also includes the anticipated contribution from FolioDynamix, the change in accounting for certain revenues and expenses under ASU 2014-09, and a lower normalized effective tax rate.

In Millions Except Adjusted EPS	1Q 2018			FY 2018
GAAP:
AUM/A revenue	$118.0	-	$120.0		-
Subscription and licensing revenue	69.5	-	70.0		-
Professional services and other revenue	4.5	-	5.0		-
Revenues	$192.0	-	$195.0	$808.0	-	$823.0

Cost of revenues	$63.0	-	$64.5		-
Net Income		-			-

Diluted shares outstanding		47			-
Net Income per Diluted Share		-			-

Non-GAAP:
Adjusted Revenues(1)	$192.0	-	$195.0	$808.0	-	$823.0
Adjusted EBITDA(1)	$30.5	-	$31.5	$151.0	-	$155.0
Adjusted Net Income per Diluted Share(1)		$ 0.36		$ 1.78	-	$ 1.83

The above outlook for adjusted revenues is equal to GAAP revenues, as the Company currently expects immaterial deferred revenue fair value adjustments in 2018. The Company does not forecast net income and net income per share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

As noted above, various items have been incorporated into the Company’s outlook for 2018. Estimates of the impact on growth in revenue and adjusted EBITDA are noted in the table below.

Approximate Impact on Growth vs. 2017

Full Year 2018
	Revenues	Adjusted EBITDA
Core Business	12-14%	15-17%
Adoption of ASU 2014-09	(2-3%)	-
FolioDynamix	9-10%	5-6%
Growth Initiatives	-	(2-3%)

Guidance Range	18-20%	17-20%

Conference Call

Envestnet will host a conference call to discuss fourth quarter 2017 financial results today at 5:00 p.m. ET. The live webcast can be accessed from Envestnet’s investor relations website at http://ir.envestnet.com/. The call can also be accessed live over the phone by dialing (866) 548-4713, or for international callers (323) 794-2093. A replay will be available two hours after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 1228086. The dial-in replay will be available for one week and the webcast replay will be available for one month following the date of the conference call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of intelligent systems for wealth management and financial wellness. Envestnet's unified technology enhances advisor productivity and strengthens the wealth management process. Envestnet empowers enterprises and advisors to more fully understand their clients and deliver better outcomes.

Envestnet enables financial advisors to better manage client outcomes and strengthen their practices. Institutional-quality research and advanced portfolio solutions are provided through Envestnet | PMC, our Portfolio Management Consultants group. Envestnet | Yodlee is a leading data aggregation and data analytics platform powering dynamic, cloud-based innovation for digital financial services. Envestnet |

Tamarac provides leading rebalancing, reporting, and practice management software for advisors. Envestnet | Retirement Solutions provides retirement advisors with an integrated platform that combines leading practice management technology, research and due diligence, data aggregation, compliance tools, fiduciary solutions and intelligent managed account solutions.

More than 59,000 advisors and 2,900 companies including: 16 of the 20 largest U.S. banks, 39 of the 50 largest wealth management and brokerage firms, over 500 of the largest Registered Investment Advisers, and hundreds of Internet services companies, leverage Envestnet technology and services. Envestnet solutions enhance knowledge of the client, accelerate client on-boarding, improve client digital experiences, and help drive better outcomes for enterprises, advisors, and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue.  Under United States generally accepted accounting principles (“GAAP”), we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired.  Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities.

“Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration, litigation related expense, foreign currency and related hedging activity, other income, non-income tax expense adjustment, impairment of equity method investment, loss allocation from equity method investment and loss attributable to non-controlling interest.

“Adjusted net income” represents net income (loss) before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non-cash interest expense, non-cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles, fair market value adjustment on contingent consideration, litigation related expense, foreign currency and related hedging activity, other income, non-income tax expense adjustment, impairment of equity method investment, loss allocation from equity method investment and loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income.

“Adjusted net income per diluted share” represents adjusted net income divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures on pages 9-11 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the first quarter and full year of 2018, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements.  Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, the possibility that the anticipated benefits of the Company’s acquisition of FolioDynamix will not be realized to the extent or when expected, potential exposure to state and local non-income tax obligations, the Company’s ability to remediate material weaknesses in internal controls over financial reporting and associated costs, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial services industry, the impact of market and economic conditions on revenues, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the Company’s ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, potential dilution from issuing equity securities or a weaker balance sheet from using cash or incurring debt to finance acquisitions, the impact of market conditions on the Company’s ability to issue additional debt and equity to fund acquisitions, compliance failures, regulatory or third-party actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic conditions, political and regulatory conditions,  the impact of fluctuations in interest rates on the Company’s business,  ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytic solutions and market research services and premium FinApps, the results of our investments in research and development, our data center and other infrastructure, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, our ability to retain and hire necessary employees and appropriately staff our operations, in particular our India operations, and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of February 22, 2018 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$60,115	$52,592
Fees and other receivables, net	51,522	44,268
Prepaid expenses and other current assets	19,470	16,224
Total current assets	131,107	113,084

Property and equipment, net	35,909	33,000
Internally developed software, net	22,174	14,860
Intangible assets, net	222,731	265,558
Goodwill	432,955	431,936
Other non-current assets	17,176	13,963
Total assets	$862,052	$872,401

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$105,897	$87,763
Accounts payable	11,097	11,480
Current portion of debt	—	37,926
Contingent consideration	2,115	2,286
Deferred revenue	21,246	16,499
Total current liabilities	140,355	155,954

Convertible Notes	158,990	152,575
Revolving credit facility	81,168	—
Term Notes	—	100,409
Contingent consideration	666	2,582
Deferred revenue	12,047	15,643
Deferred rent and lease incentive	15,185	12,060
Deferred tax liabilities, net	969	5,555
Other non-current liabilities	15,102	13,436
Total liabilities	424,482	458,214

Redeemable units in ERS	900	900

Equity:
Stockholders’ equity	436,272	412,889
Non-controlling interest	398	398
Total liabilities and equity	$862,052	$872,401

Envestnet, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues:
Assets under management or administration	$110,748	$93,529	$410,016	$352,498
Subscription and licensing	65,192	55,822	245,867	198,125
Professional services and other	6,922	6,129	27,796	27,541
Total revenues	182,862	155,480	683,679	578,164

Operating expenses:
Cost of revenues	58,006	48,271	219,037	180,590
Compensation and benefits	65,313	60,959	264,392	241,584
General and administration	30,832	35,186	121,010	115,435
Depreciation and amortization	16,028	14,127	62,820	63,999
Total operating expenses	170,179	158,543	667,259	601,608
Income (loss) from operations	12,683	(3,063)	16,420	(23,444)
Other expense, net	(4,271)	(3,832)	(18,109)	(17,046)
Income (loss) before income tax provision (benefit)	8,412	(6,895)	(1,689)	(40,490)
Income tax provision (benefit)	(9,233)	25,679	1,591	15,077
Net income (loss)	17,645	(32,574)	(3,280)	(55,567)
Add: Net income (loss) attributable to non-controlling interest	—	—	—	—
Net income (loss) attributable to Envestnet, Inc.	$17,645	$(32,574)	$(3,280)	$(55,567)

Net income (loss) per share attributable to Envestnet, Inc.:
Basic	$0.40	$(0.75)	$(0.08)	$(1.30)

Diluted	$0.38	$(0.75)	$(0.08)	$(1.30)

Weighted average common shares outstanding:
Basic	44,404,104	43,155,793	43,732,148	42,814,222

Diluted	46,957,681	43,155,793	43,732,148	42,814,222

Envestnet, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended
	December 31,
	2017	2016
OPERATING ACTIVITIES:
Net loss	$(3,280)	$(55,567)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	62,820	63,999
Deferred rent and lease incentive	1,027	(438)
Provision for doubtful accounts	867	1,122
Deferred income taxes	(4,597)	5,584
Stock-based compensation expense	31,331	33,276
Non-cash interest expense	8,994	8,244
Accretion on contingent consideration and purchase liability	512	150
Fair market value adjustment on contingent consideration	—	1,588
Impairment of equity method investment	—	734
Loss allocation from equity method investment	1,469	1,420
Loss on disposal of fixed assets	76	398
Changes in operating assets and liabilities, net of acquisitions:
Fees and other receivables	(8,121)	1,646
Prepaid expenses and other current assets	(787)	(3,290)
Other non-current assets	(1,690)	(98)
Accrued expenses and other liabilities	16,810	17,174
Accounts payable	(442)	(462)
Deferred revenue	1,191	2,014
Other non-current liabilities	2,427	3,776
Net cash provided by operating activities	108,607	81,270

INVESTING ACTIVITIES:
Purchase of property and equipment	(14,945)	(13,967)
Capitalization of internally developed software	(12,624)	(8,609)
Investment in private company	(1,450)	(2,238)
Purchase of ERS units	—	(1,500)
Acquisition of businesses, net of cash acquired	—	(31,613)
Net cash used in investing activities	(29,019)	(57,927)

FINANCING ACTIVITIES:
Payment of Term Notes	(35,862)	(8,000)
Proceeds from borrowings on revolving credit facility	35,000	40,000
Payments on revolving credit facility	(62,500)	(40,000)
Payments of contingent consideration	(2,286)	(3,729)
Payments of definite consideration	(445)	—
Payments of purchase consideration liabilities	(235)	(3,256)
Proceeds from exercise of stock options	7,951	4,924
Debt issuance costs	(94)	—
Purchase of treasury stock for stock-based tax withholdings	(13,974)	(10,966)
Common stock acquired under the share repurchase program	—	(1,448)
Issuance of restricted stock	5	6
Net cash used in financing activities	(72,440)	(22,469)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	375	—

INCREASE IN CASH AND CASH EQUIVALENTS	7,523	874

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	52,592	51,718

CASH AND CASH EQUIVALENTS, END OF PERIOD	$60,115	$52,592

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

Total revenues	$182,862	$155,480	$683,679	$578,164
Deferred revenue fair value adjustment	10	489	130	1,270
Adjusted revenues	$182,872	$155,969	$683,809	$579,434

Net income (loss)	$17,645	$(32,574)	$(3,280)	$(55,567)
Add (deduct):
Deferred revenue fair value adjustment	10	489	130	1,270
Interest income	(93)	(9)	(201)	(37)
Interest expense	3,676	4,255	16,347	16,600
Accretion on contingent consideration and purchase liability	104	7	512	150
Income tax provision (benefit)	(9,233)	25,679	1,591	15,077
Depreciation and amortization	16,028	14,127	62,820	63,999
Non-cash compensation expense	7,880	7,528	31,331	33,276
Restructuring charges and transaction costs	3,431	1,300	13,666	5,784
Severance	56	1,238	2,316	4,342
Fair market value adjustment on contingent consideration	-	750	-	1,588
Litigation related expense	-	1,526	1,033	5,591
Foreign currency and related hedging activity	198	(44)	494	(716)
Other income	-	(1,384)	-	(1,384)
Non-income tax expense adjustment	(1,388)	6,229	346	6,229
Impairment of equity method investment	-	734	-	734
Loss allocation from equity method investment	485	290	1,469	1,420
Loss (income) attributable to non-controlling interest	(61)	294	316	1,081
Adjusted EBITDA	$38,738	$30,435	$128,890	$99,437

Net income (loss)	$17,645	$(32,574)	$(3,280)	$(55,567)
Income tax provision (benefit) (1)	(9,233)	25,679	1,591	15,077
Income (loss) before income tax provision	$8,412	$(6,895)	$(1,689)	$(40,490)
Add (deduct):
Deferred revenue fair value adjustment	10	489	130	1,270
Accretion on contingent consideration and purchase liability	104	7	512	150
Non-cash interest expense	1,210	2,174	8,994	8,244
Non-cash compensation expense	7,880	7,528	31,331	33,276
Restructuring charges and transaction costs	3,431	1,300	13,666	5,784
Severance	56	1,238	2,316	4,342
Amortization of acquired intangibles	10,794	9,359	42,127	45,515
Fair market value adjustment on contingent consideration	-	750	-	1,588
Litigation related expense	-	1,526	1,033	5,591
Foreign currency and related hedging activity	198	(44)	494	(716)
Other income	-	(1,384)	-	(1,384)
Non-income tax expense adjustment	(1,388)	6,229	346	6,229
Impairment of equity method investment	-	734	-	734
Loss allocation from equity method investment	485	290	1,469	1,420
Loss (income) attributable to non-controlling interest	(61)	294	316	1,081
Adjusted net income before income tax effect	31,131	23,595	101,045	72,634
Income tax effect (2)	(12,452)	(9,438)	(40,418)	(29,054)
Adjusted net income	$18,679	$14,157	$60,627	$43,580

Basic number of weighted-average shares outstanding	44,404,104	43,155,793	43,732,148	42,814,222
Effect of dilutive shares:
Options to purchase common stock	1,596,965	1,206,908	1,649,225	1,278,827
Unvested restricted stock units	956,612	478,820	770,428	486,823
Diluted number of weighted-average shares outstanding	46,957,681	44,841,521	46,151,801	44,579,872

Adjusted net income per share - diluted	$0.40	$0.32	$1.31	$0.98

(1) For the three months ended December 31, 2017 and 2016, the effective tax rate computed in accordance with US GAAP equaled (109.8%) and (372.4%), respectively. For the year ended December 31, 2017 and 2016, the effective tax rate computed in accordance with US GAAP equaled (94.2%) and (37.2%), respectively.

(2) For 2017, an estimated normalized effective tax rate of 40% has been used to compute adjusted net income.

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

Segment Information

(in thousands)

(unaudited)

	Three Months Ended December 31, 2017
	Envestnet	Envestnet | Yodlee	Nonsegment	Total

Total revenues	$141,267	$41,595	$-	$182,862
Deferred revenue fair value adjustment	2	8	-	10
Adjusted revenues	$141,269	$41,603	$-	$182,872

Income (loss) from operations	$27,172	$(2,749)	$(11,740)	$12,683
Add (deduct):
Deferred revenue fair value adjustment	2	8	-	10
Accretion on contingent consideration and purchase liability	104	-	-	104
Depreciation and amortization	7,027	9,001	-	16,028
Non-cash compensation expense	3,620	2,743	1,517	7,880
Restructuring charges and transaction costs	(402)	-	3,828	3,426
Non-income tax expense adjustment	(1,388)	-	-	(1,388)
Severance	12	44	-	56
Gain attributable to non-controlling interest	(61)	-	-	(61)
Adjusted EBITDA	$36,086	$9,047	$(6,395)	$38,738

	Three Months Ended December 31, 2016
	Envestnet	Envestnet | Yodlee	Nonsegment	Total

Total revenues	$119,215	$36,265	$-	$155,480
Deferred revenue fair value adjustment	215	274	-	489
Adjusted revenues	$119,430	$36,539	$-	$155,969

Income (loss) from operations	$9,253	$(4,819)	$(7,497)	$(3,063)
Add (deduct):
Deferred revenue fair value adjustment	215	274	-	489
Accretion on contingent consideration and purchase liability	7	-	-	7
Depreciation and amortization	5,998	8,129	-	14,127
Non-cash compensation expense	3,692	2,847	989	7,528
Restructuring charges and transaction costs	543	30	727	1,300
Non-income tax expense adjustment	6,229	-	-	6,229
Severance	1,315	(77)	-	1,238
Fair market value adjustment on contingent consideration	-	-	750	750
Litigation related expense	-	1,526	-	1,526
Foreign currency and related hedging activity	-	-	-	-
Other loss	-	-	10	10
Loss attributable to non-controlling interest	294	-	-	294
Adjusted EBITDA	$27,546	$7,910	$(5,021)	$30,435

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

Segment Information

(in thousands)

(unaudited)

	For the Year Ended December 31, 2017
	Envestnet	Envestnet | Yodlee	Nonsegment	Total

Total revenues	$527,905	$155,774	$-	$683,679
Deferred revenue fair value adjustment	38	92	-	130
Adjusted revenues	$527,943	$155,866	$-	$683,809

Income (loss) from operations	$75,449	$(19,456)	$(39,573)	$16,420
Add (deduct):
Deferred revenue fair value adjustment	38	92	-	130
Accretion on contingent consideration and purchase liability	512	-	-	512
Depreciation and amortization	26,223	36,597	-	62,820
Non-cash compensation expense	15,191	10,880	5,260	31,331
Restructuring charges and transaction costs	366	-	13,300	13,666
Non-income tax expense adjustment	346	-	-	346
Severance	1,954	346	16	2,316
Litigation related expense	-	1,033	-	1,033
Loss attributable to non-controlling interest	316	-	-	316
Adjusted EBITDA	$120,395	$29,492	$(20,997)	$128,890

	For the Year Ended December 31, 2016
	Envestnet	Envestnet | Yodlee	Nonsegment	Total

Total revenues	$447,632	$130,532	$-	$578,164
Deferred revenue fair value adjustment	329	941	-	1,270
Adjusted revenues	$447,961	$131,473	$-	$579,434

Income (loss) from operations	$41,678	$(38,547)	$(26,575)	$(23,444)
Add (deduct):
Deferred revenue fair value adjustment	329	941	-	1,270
Accretion on contingent consideration and purchase liability	150	-	-	150
Depreciation and amortization	24,784	39,215	-	63,999
Non-cash compensation expense	12,719	15,033	5,524	33,276
Restructuring charges and transaction costs	904	64	4,816	5,784
Non-income tax expense adjustment	6,229	-	-	6,229
Severance	3,334	670	338	4,342
Fair market value adjustment on contingent consideration	-	-	1,588	1,588
Litigation related expense	-	5,350	241	5,591
Foreign currency and related hedging activity	-	(462)	-	(462)
Other loss	-	-	33	33
Loss attributable to non-controlling interest	1,081	-	-	1,081
Adjusted EBITDA	$91,208	$22,264	$(14,035)	$99,437

Envestnet, Inc.

Historical Assets, Accounts and Advisors

(in millions, except accounts and advisors)

(unaudited)

	As of
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
	(in millions except accounts and advisors data)
Platform Assets
Assets Under Management (AUM)	$105,178	$113,544	$122,543	$131,809	$141,518
Assets Under Administration (AUA)	241,682	248,445	271,450	293,963	308,480
Subtotal AUM/A	346,860	361,989	393,993	425,772	449,998
Subscription and Licensing	748,125	763,372	825,829	867,967	926,880
Total Platform Assets	$1,094,985	$1,125,361	$1,219,822	$1,293,739	$1,376,878
Platform Accounts
AUM	545,130	574,132	614,973	652,060	685,925
AUA	994,583	986,554	1,083,417	1,145,050	1,217,697
Subtotal AUM/A	1,539,713	1,560,686	1,698,390	1,797,110	1,903,622
Subscription and Licensing	4,558,883	4,263,002	4,811,390	4,925,146	5,027,900
Total Platform Accounts	6,098,596	5,823,688	6,509,780	6,722,256	6,931,522
Advisors
AUM/A	36,483	36,985	38,498	40,379	40,485
Subscription and Licensing	17,852	18,159	19,007	19,104	19,445
Total Advisors	54,335	55,144	57,505	59,483	59,930

The following tables summarize the changes in AUM and AUA for the three months ended December 31, 2017:

In Millions Except Accounts	9/30/2017	Gross Sales	Redemp- tions	Net Flows	Market Impact	12/31/2017

Assets under Management (AUM)	$131,809	$14,218	$(8,987)	$5,231	$4,478	$141,518
Assets under Administration (AUA)	293,963	47,609	(43,982)	3,627	10,890	308,480
Total AUM/A	$425,772	$61,827	$(52,969)	$8,858	$15,368	$449,998

Fee-Based Accounts	1,797,110			106,512		1,903,622

The above AUM/A gross sales figures include $28.7 billion in new client conversions. The Company onboarded an additional $22.4 billion in subscription and licensing conversions during the fourth quarter, bringing total conversions for the quarter to $51.1 billion.

The following tables summarize the changes in AUM and AUA for the year ended December 31, 2017:

In Millions Except Accounts	12/31/2016	Gross Sales	Redemp- tions	Net Flows	Market Impact	Reclass (to) from Licensing	12/31/2017

Assets under Management (AUM)	$105,178	$50,331	$(28,876)	$21,455	$14,885	$-	$141,518
Assets under Administration (AUA)	241,682	121,653	(84,240)	37,413	34,276	(4,891)	308,480
Total AUM/A	$346,860	$171,984	$(113,116)	$58,868	$49,161	$(4,891)	$449,998

Fee-Based Accounts	1,539,713			386,673		(22,764)	1,903,622

The above AUM/A gross sales figures include $49.6 billion in new client conversions. The Company onboarded an additional $57.1 billion in subscription and licensing conversions during 2017, bringing total conversions for the year to $106.7 billion.